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                                                                    EXHIBIT 7(d)

                      INTERIM INVESTMENT ADVISORY CONTRACT


THIS Contract, made as of this 8th day of December, 2000, by and between SAMARNAN INVESTMENT CORPORATION, a Texas corporation (the "Fund"), and VOYAGEUR ASSET MANAGEMENT INC., a Minnesota corporation ("VAM").

WITNESSETH:

1.      Investment Advisory Services

        The Fund hereby engages VAM, and VAM hereby agrees to act, as investment adviser for the Fund as hereinafter provided. VAM agrees, during the term of this Contract, continuously to review and monitor the Fund's total portfolio of cash and investment securities and, from time to time as VAM in its discretion deems appropriate and in the Fund's best interests, to make investment recommendations to the Fund's management with regard to investments in debt securities (including, but not limited to, recommendations of debt securities that the Fund should purchase or sell and recommendations regarding the portion of the Fund's total portfolio that should be invested in securities other than debt securities or remain uninvested; provided that in making such recommendations VAM shall at all times be aware of the Fund's investment policy that provides at least 50% of the value of the Fund's total assets at the end of each of its fiscal quarters must consist of debt obligations the interest on which is exempt from Federal income tax under Section 103 of the Internal Revenue Code, as amended). That portion of the Fund's total portfolio that consists exclusively of debt securities is hereinafter called the "Debt Portfolio"; however, notwithstanding anything to the contrary herein contained, the term "Debt Portfolio" shall not include any of the following assets of the
Fund: cash, demand bank deposits, bank deposits bearing interest, any other indebtedness which matures in ninety (90) days or less from the date of purchase or acquisition by the Fund, or accrued interest on any of the foregoing.

        In conducting its review of the Fund's Debt Portfolio and in making its investment recommendations to the Fund under this Contract, VAM shall at all times be guided by the applicable provisions of the Articles of Incorporation, the Bylaws, the Registration Statement, as amended, as filed with the Securities and Exchange Commission, and by the investment objectives and policies of the Fund as set forth in the Registration Statement, as amended, and as interpreted from time to time by the Board of Directors of the Fund. The Fund undertakes and agrees to provide VAM with current copies of each such documents and to promptly notify VAM, in writing, in advance of any changes to such documents.

        Subject to the authorization by the Fund's management as hereinafter provided, VAM shall place orders for the purchase and sale of debt securities for the Fund's account directly with securities brokers and dealers selected by VAM, and VAM shall direct the Fund's custodian to pay for any such debt securities purchased by VAM for the Fund pursuant to this Contract, and to deliver such securities that VAM may sell for the Fund's account, in each case only against receipt of countervalue and to persons other than VAM. Until VAM otherwise is notified in writing by the Fund, authorization by the Fund for VAM to purchase or sell debt securities for the Fund's account may be by either the Chairman of the Board or the President of the Fund. A written certificate of the signatures of such Fund officers shall be provided to VAM and may be relied upon by VAM until a replacement certificate is received by VAM from the Fund. Such certificate may also authorize VAM to act upon telephonic instructions received by VAM from persons named in such certificate. VAM shall not be liable to any person if it acts pursuant to telephonic or written instructions reasonably believed by VAM to have been received from an authorized person of the Fund (as named in the most recent certificate received by VAM from the Fund).



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INTERIM INVESTMENT ADVISORY CONTRACT                                      PAGE 2


        VAM shall report to the Board of Directors regularly at such times and in such detail as the Board may from time to time reasonably determine to be appropriate, in order to permit the Board to determine the adherence of VAM to the investment policies of the Fund. Additionally, VAM agrees to furnish the Fund's Board of Directors with such additional reports and other data as the Board of Directors shall reasonably request including, but not limited to, industry surveys, news of recent developments, statistical data, and such other information as may keep the Board properly informed on developments relating to the Fund's Debt Portfolio.

        VAM hereby acknowledges that all records necessary in the operations of the Fund, including records pertaining to its shareholders and investments, are the property of the Fund, and in the event that a transfer of management or investment advisory services to someone other than VAM should ever occur, VAM will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Fund.

2.      Compensation for Services

        The Fund shall pay to VAM, as full compensation for the services rendered by VAM under this Contract, a fee based on the value of the assets in the Debt Portfolio, appraised as described below. Such fee shall be 0.27% per annum and shall be paid on a quarterly basis in arrears. The minimum fee shall be $3,000 per annum. For the purpose of calculating such fee, the value of the assets in the Debt Portfolio shall be determined as of each Appraisal Date. If VAM serves for less than the whole of any fiscal quarter, such fee shall be calculated and shall be payable on a pro rata basis for the portion of such quarter for which VAM had served as investment adviser hereunder. The fees due hereunder shall be paid by the Fund into the escrow account, as provided for below in this Section 2, within ten (10) days after the Fund's receipt of the appraisal described below and VAM's statement of the fee due thereunder. VAM shall not be responsible and shall be reimbursed by the Fund for any and all charges for brokers' commissions, transfer taxes, and other charges incurred directly related to the purchase or sale of debt securities by VAM for the Fund's account pursuant to the provisions hereof.

        VAM shall provide the Fund with an appraisal of the Debt Portfolio, summarizing all of its assets, including accrued interest, as of the last day of each fiscal quarter of the Fund on which the New York Stock Exchange is open for trading (herein called the "Appraisal Date"). Each security listed on any national securities exchange shall be valued at the last quoted sales price, regular way, on the Appraisal Date on the principal exchange on which such security is traded. Each security listed in the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market shall be valued at the closing price or the highest reported bid price on the Appraisal Date, whichever is available. Securities not listed on any national securities exchange or not listed in the National Association of Securities Dealers Automated Quotation System or not traded in the over-the-counter market, as well as trades that have not been settled on the Appraisal Date, shall be valued on the Appraisal Date at fair value as determined in good faith by VAM in accordance with policies approved by the Fund's Board of Directors.

        All fees payable to VAM hereunder shall be paid by the Fund to either the Fund's custodian or to a bank selected by the Fund who shall hold such fees in an interest-bearing escrow account, subject to the following conditions:

        (a) If a majority of the Fund's outstanding voting securities approve a definitive investment advisory agreement with VAM prior to May 7, 2001, the Fund will pay, or caused to be paid, to VAM the full amount in the escrow account, including interest earned thereon; or

        (b) If a majority of the Fund's outstanding voting securities do not approve a definitive investment advisory agreement with VAM prior to May 7, 2001, the Fund will pay, or caused to be paid, to VAM out of the escrow account an amount equal to the lesser of:




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INTERIM INVESTMENT ADVISORY CONTRACT                                      PAGE 3


                (i) the amount of any costs incurred by VAM in performing its obligations hereunder, plus interest earned on that amount while in escrow; or

                (ii) the full amount of the escrow account, including interest earned thereon while in escrow.

Any fees payable to VAM as provided for in the preceding paragraph shall be paid to it within 60 days following the termination of this Contract.

3.      Allocation of Expenses

        VAM shall bear all of its own costs and expenses necessary and incident to its providing the investment advisory services rendered by it hereunder. In addition to the fee described in Section 2 hereof, the Fund shall pay all of its costs and expenses which are not expressly assumed hereunder by the VAM. The Fund expenses include, by way of example, but not by way of limitation, all expenses incurred in the operation of the Fund and any public offering of its shares, including, among others, Rule 12b-1 fees (if any), interest, taxes, brokerage fees and commissions, fees of the directors, expenses of directors' and shareholders' meetings, including the cost of printing and mailing proxies, expenses of insurance premiums for fidelity and other coverage, expenses of issue and sale of shares, expenses of the printing and mailing stock certificates representing shares of the Fund, association membership dues, charges of custodians, transfer agents, dividend disbursing agents, administrative agents, accounting services agents, investor servicing agents and bookkeeping, auditing and legal expenses.

4.      Freedom to Deal With Third Parties

        VAM shall be free to render services to others similar to those rendered under this Contract or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

5.      Liability; Indemnification

        VAM shall be liable for its acts and omissions caused by its willful misfeasance, bad faith or gross negligence in the performance of its duties under this Contract, and nothing herein shall protect VAM against any such liability to the Fund or its shareholders; provided, however, that VAM shall not be liable for acts and omission not caused by VAM's willful misfeasance, bad faith or gross negligence; and provided further that VAM shall not be liable for the acts and omissions of any agent employed by VAM, nor for those of any bank, trust company, broker or other person with whom or into whose possession any monies or securities and investments may be deposited, pursuant to the provisions of this Contract or any other Fund contract; and provided further that VAM shall not be liable for any defect in title of any property acquired, nor for any loss unless it shall occur through its own willful default, and provided further that VAM shall not be liable for any action taken or omitted to be taken by VAM on the advice of counsel to VAM, provided that said counsel is reasonably acceptable to the Fund.

        VAM agrees to indemnify the Fund against any and all actions, litigation and other proceedings of any kind or nature and against any loss, liability, judgment, cost or penalty imposed as a result of such actions, litigation or proceedings in any way arising out of or in connection with any willful misfeasance, bad faith or gross negligence on the part of VAM in the performance of its duties under this Contract or any of its directors, officers, employees, representatives or agents in connection with the responsibilities assumed by VAM hereunder. In the event of the threat or institution of any such action, litigation or legal proceedings against the Fund, VAM shall defend such action, litigation or proceedings on behalf of the Fund at its own expense, and shall pay any such loss, liability, judgment, cost or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, VAM


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INTERIM INVESTMENT ADVISORY CONTRACT                                      PAGE 4

shall not be required to pay or reimburse the Fund for any loss, liability, judgment, cost or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Fund to VAM, or to VAM by a director, officer or employee of the Fund who is not an "interested person" (as defined in the Investment Company Act of 1940, as amended) of VAM, unless the information so supplied or omitted was known, or reasonably should have been known, to VAM without recourse to the Fund or any such person referred to above.

6.      Effective Date. Duration and Termination of Contract

        (a)     The effective date of this Contract shall be December 8, 2000.

        (b) Unless sooner terminated as hereinafter provided, this Contract shall automatically terminate (i) on May 7, 2001; or (ii) the date upon which a definitive investment advisory agreement with VAM is approved by the vote of a majority of the outstanding voting securities of the Fund, provided that for the purposes of any fees payable to VAM under Section 2 of this Contract, the termination date shall be the effective date of such definitive investment advisory agreement.

        (c) This Contract may be terminated at any time, without the payment of penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by VAM, upon not more than ten (10) calendar days' written notice to the other party.

        (d) This Contract shall automatically terminate in the event of its "assignment" (as defined in the Investment Company Act of 1940, as amended). Upon such assignment, the Fund will be promptly notified.

        (e) Wherever referred to in this Contract, the vote or approval of the holders of a majority of the outstanding voting securities or shares of the Fund shall mean the lesser of (i) the vote of 67% or more of the voting securities of the Fund present at a regular or special meeting of the shareholders duly called, if more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities of the Fund.

7.      Amendments to Contract

        No material amendment to this Contract shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund.

8.      Notices

        Any notice under this Contract shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notice.

9.      Governing Law

        This Contract shall be construed in accordance with the laws of the State of Minnesota.



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shall not be required to pay or reimburse the Fund for any loss, liability, judgment, cost or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Fund to yAM, or to VAM by a director, officer or employee of the Fund who is not an "interested person" (as defined in the Investment Company Act of 1940, as amended) of yAM, unless the information so supplied or omitted was known, or reasonably should have been known, to VAM without recourse to the Fund or any such person referred to above.

6.      Effective Date. Duration and Termination of Contract

        (a)     The effective date of this Contract shall be December 8, 2000.

        (b) Unless sooner terminated as hereinafter provided, this Contract shall automatically terminate (i) on May 7, 2001; or (ii) the date upon which a definitive investment advisory agreement with VAM is approved by the vote of a majority of the outstanding voting securities of the Fund, provided that for the purposes of any fees payable to VAM under Section 2 of this Contract, the termination date shall be the effective date of such definitive investment advisory agreement.

        (c) This Contract may be terminated at any time, without the payment of penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by yAM, upon not more than ten (10) calendar days' written notice to the other party.

        (d) This Contract shall automatically terminate in the event of its "assignment" (as defined in the Investment Company Act of 1940, as amended). Upon such assignment, the Fund will be promptly notified.

        (e) Wherever referred to in this Contract, the vote or approval of the holders of a majority of the outstanding voting securities or shares of the Fund shall mean the lesser of (i) the vote of 67% or more of the voting securities of the Fund present at a regular or special meeting of the shareholders duly called, if more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities of the Fund.

7.      Amendments to Contract

        No material amendment to this Contract shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund.

8.      Notices

        Any notice under this Contract shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notice.

9.      Governing Law

        This Contract shall be construed in accordance with the laws of the State of Minnesota.



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INTERIM INVESTMENT ADVISORY CONTRACT                                      PAGE 5


     IN WITNESS WHEREOF, the Fund and VAM have caused this Contract to be executed by their duly authorized officers as of the day and year first above written.



SAMARNAN INVESTMENT CORPORATION

By:
   ---------------------------------------
   George S. Walls, Jr.
   President

VOYAGEUR ASSET MANAGEMENT INC.

By:
   ---------------------------------------
   John G. Taft
   Chief Executive Officer